Exhibit 10.5

FIRST AMENDMENT TO Licensed Medical Marijuana Facility

Triple Net (NNN) LEASE AGREEENT

This First Amendment to the Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement (the “Amendment”) is made this 1st day of January, 2019, by and between Chino Valley Properties, LLC (the “Landlord”) and Broken Arrow Herbal Center, Inc. (the “Tenant”), collectively (the “Parties”).

RECITALS

A. Landlord and Tenant entered into a Licensed Medical Marijuana Facility Triple Net (NNN) Lease Agreement (the “Chino Valley Lease”) executed and effective as of May 1, 2018 for the premises commonly known as 2144 and 2148 North Road 1 East Chino Valley, Arizona 83462 (the “Premises”).

B. The parties hereto desire to amend the Chino Valley Lease to change the Base Rent and applicable fees and taxes effective as of January 1, 2019 (the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for good and valuable consideration, the sufficiency and receipt of which are acknowledged, the parties agree as follows:

AMENDMENT

1. Defined Terms. Terms in this Amendment shall have the same meaning as such terms have in the Chino Valley Lease unless otherwise noted in this Amendment.

2. Amendment. As of the Effective Date, the Chino Valley Lease is amended to delete Exhibit B in its entirety and to replace it with the following:

Exhibit B: Rental Payment Schedule

1-JAN	BASE RENT	$40,000.00
	Monthly 2019 - Base Rent

1-JAN	RENTAL TAX	$1,200.00
	Monthly 2019 - 3%

1-JAN	PROPERTY TAXES	$2,061.26
	Monthly 2019 - 1/12 of Annual

3. Ratification. Landlord and Tenant each hereby reaffirm its rights and obligations under the Chino Valley Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Chino Valley Lease and this Amendment, the terms and provisions of this Amendment shall control.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Amendment. Execution copies of this Amendment may be delivered by email, and the parties hereto agree to accept and be bound by scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Amendment having the same binding effect as an original signature on an original Amendment.

Chino Valley Properties, LLC		Broken Arrow Herbal Center, Inc.

By:	/s/ Bryan McLaren	By:	/s/ Christopher Carra
Name:	Bryan McLaren	Name:	Christopher Carra
Title:	Authorized Agent	Title:	Board Member

ACCEPTED AND AGREED:

/s/ Alan Abrams
Alan Abrams

/s/ Christopher Carra
Christopher Carra